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                                                                   EXHIBIT 10(c)

                                   ONEIDA LTD.
                             2002 STOCK OPTION PLAN

1. Purposes of the Plan.

     The purposes of the Plan are to aid the Company and its Subsidiaries (as such terms are defined below) in (i) promoting the long-term success of the Company and increasing stockholder value by providing eligible key employees with incentives to contribute to the long-term growth and profitability of the Company and (ii) assisting the Company in attracting, retaining and motivating highly qualified key employees.

2. Definitions and Rules of Construction.

     (a) Definitions. For purposes of this Plan, the following capitalized words shall have the meanings set forth below:

          "Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Option grant. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations (including any proposed regulations) promulgated thereunder from time to time.

          "Committee" means the Management Development and Executive Compensation Committee of the Board or any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan.

          "Common Stock" means the common stock of the Company, par value $1.00 per share, or such other class of share or other securities as may be applicable under Section 9(b) hereof.

          "Company" means Oneida Ltd., a New York corporation, or any successor to all or substantially all of its business.

          "Disability" means a medically determinable physical or mental impairment rendering a Participant unable to engage in substantial gainful activity and which can be expected to result in death or which has lasted or is expected to last for a period of at least six consecutive months. Any dispute as to whether a Participant is Disabled shall be resolved by a physician that is reasonably acceptable to the Participant and the Company (or in the event that the Participant and the Company cannot agree on a physician, the chief of staff of Oneida Health Care Center shall appoint such physician), whose decision shall be final and binding upon the Participant and the Company.

          "Effective Date" means May 29, 2002.

          "Eligible Individual" means an individual described in Section 4(a).

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.


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          "Fair Market Value" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the closing price as reported on said composite tape or automated system for the most recent day during which a sale occurred).

          "Incentive Stock Option" means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto and is designated by the Committee as an Incentive Stock Option.

          "Nonqualified Stock Option" means any Option which is not an Incentive Stock Option.

          "Option" means a stock option granted under Section 6 of the Plan, including an Incentive Stock Option and a Nonqualified Stock Option.

          "Participant" means an Eligible Individual who has been granted an Option under the Plan.

          "Plan" means this Oneida Ltd. 2002 Stock Option Plan as described herein, and as amended from time to time.

          "1987 Plan" means the Oneida Ltd. 1987 Stock Option Plan, as amended.

          "1998 Plan" means the Oneida Ltd. 1998 Stock Option Plan, as amended.

          "Restoration Option" means an Option that is awarded upon the exercise of an Option earlier awarded under the Plan or any other plan of the Company (an "Underlying Option") for which the exercise price is paid in whole or in part by tendering shares of Common Stock previously owned by the Participant, where such Restoration Option (i) covers a number of shares of Common Stock no greater than the number of previously owned shares tendered in payment of the exercise price of the Underlying Option plus the number of shares withheld to pay the minimum required employment and income taxes arising upon such exercise, (ii) the expiration date of the Restoration Option is no later than the expiration date of the Underlying Option and (iii) the exercise price per share of the Restoration Option is no less than the Fair Market Value per share of Common Stock on the date of exercise of the Underlying Option.

          "Subsidiary" means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term "Subsidiary" shall be defined in the manner required by
     Section 424(f) of the Code.

     (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3. Administration.


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     (a) Committee. The Committee shall be responsible for administering the
Plan, no member of which shall be eligible to participate in the Plan.

     (b) Powers and Responsibility. The Committee shall have full and final authority, consistent with the provisions of the Plan, to: (i) select the Participants from the Eligible Individuals; (ii) determine the number and types of Options to be granted under the Plan; (iii) select the Options to be granted to Participants; (iv) determine the terms and conditions of each Option, including, without limitation, the exercise price, vesting and the number of shares of Common Stock to be awarded out of the total number of shares of Common Stock available for award; (v) prescribe Award Documents (which need not be identical for each Participant); (vi) make factual and legal determinations in connection with the administration or interpretation of the Plan; (vii) delegate to the Chief Executive Officer of the Company the right to allocate Options among Eligible Individuals who are not executive officers or directors of the Company within the meaning of the Exchange Act, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine;
(viii) establish administrative regulations to further the purpose of the Plan; and (ix) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan. Any decision of the Committee in the administration of the Plan shall be final and binding on all interested parties.

     (c) Delegation of Authority. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate (i) its authority with regard to Options (including decisions concerning the timing, pricing and amount of Options) granted to Eligible Individuals who are officers or directors for purposes of Section 16(b) of the Exchange Act and (ii) its authority pursuant to Section 16 hereof to amend the Plan.

4. Eligibility.

     (a) Eligible Individuals. Only officers and key employees of the Company or its Subsidiaries (or a division or operating unit thereof) or any individual who has accepted an offer of employment with the Company or its Subsidiaries as an officer or key employee shall be eligible to participate in the Plan and to receive Options under the Plan.

     (b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Option or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Option grant or having been previously designated as a Participant. The Committee may grant more than one Option to a Participant and may designate an Eligible Individual as a Participant for periods that cover overlapping periods of time.

5. Stock Subject to the Provisions of the Plan.

     (a) Plan Limit. Subject to adjustment as provided in Section 9 hereof, the Company is authorized to issue up to 1,500,000 shares of Common Stock under the Plan (the "Plan Limit"). Such shares of Common Stock may be newly issued shares of Common Stock or reacquired shares of Common Stock held in the treasury of the Company. To the fullest extent permitted under Section 422 of the Code, any shares of Common Stock subject to an Option which lapse, expire or are otherwise terminated without the issuance of such shares may again be available for purposes of the Plan.

     (b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following shares shall be added back to the Plan Limit and again be available for the grant of Options:

          (i) The number of shares of Common Stock tendered to pay the exercise price of an Option or to satisfy a Participant's minimum required tax withholding obligations; and


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          (ii) The number of shares withheld from any Option to satisfy a
Participant's minimum required tax withholding obligations or, if applicable, to pay the exercise price of an Option.

     Solely for purposes of clauses (i) and (ii) in this Section 5(b), the term "Options" shall include any options granted under the 1987 Plan and the 1998 Plan.

     (c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 9(b), the following special limits shall apply to shares of Common Stock available for Option grants under the Plan:

          (i) The maximum aggregate number of shares of Common Stock that may be subject to Options granted to any Eligible Individual in any calendar year shall equal 50,000 shares, plus any shares which were available under this Section 5(c)(i) for Option grants to such Eligible Individual in any prior calendar year but which were not issued to such Eligible Individual.

          (ii) In no event will the number of shares of Common Stock issued in connection with the grant of Incentive Stock Options exceed the Plan Limit, as in effect on the Effective Date.

6. Terms and Conditions of Options.

     (a) General. Option grants may be made in combination with or as alternatives to grants or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity. Options shall be granted in such form and upon such terms and conditions as the Committee shall from time to time determine. The terms and conditions of each Option grant shall be set forth in an Award Document in a form approved by the Committee for such Option grant. Except in connection with a transaction or event described in Section 9(b), nothing in the Plan shall be construed as permitting the Company to reduce the exercise price of Options previously granted under this Plan or options previously granted under any other plan of the Company without stockholder approval.

     (b) Form of Option. The Committee is authorized to grant Options to Eligible Individuals. An Option shall entitle a Participant to whom the Option is granted the right to purchase a specified number of shares of Common Stock during a specified time at an exercise price that is fixed at the time of grant or for which the method of determining the exercise price is specified at the time of grant, all as the Committee may determine; provided, however, that the exercise price per share of an Incentive Stock Option shall be no less than 100% of the Fair Market Value per share on the date of grant. An Option may be an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee and set forth in the applicable Award Document. Payment of the exercise price of an Option shall be made in cash, or, to the extent provided by the Committee at or after the time of grant, in shares of Common Stock already owned by the Participant or in any combination of cash and shares of Common Stock. In addition to the exercise methods described above, in accordance with the rules and procedures that may be established by the Committee in its sole discretion, an Option may be exercised through a "cashless exercise" procedure approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares of Common Stock underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy the minimum required withholding tax obligations related to the Option. An Option shall be effective for such term as shall be determined by the Committee and set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option (five years in the case of certain Incentive Stock Options). The Committee may also provide at or after the time of grant that a Participant shall have the right to receive a Restoration Option upon the exercise of an Option or an option granted under another stock option plan of the Company.

     (c) Incentive Stock Options. (i) Each Option granted pursuant to the Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. (ii) No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries,


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unless (A) the exercise price determined as of the date of grant is at least
110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Option, and (B) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. (iii) No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date. (iv) To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all stock option plans of the Company and any Subsidiary) exceeds $100,000 or such other limit as may be required by the Code, the excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6(c), Incentive Stock Options shall be taken into account in the order in which they were granted.

     (d) Option Exercisable Only by Participant. Subject to Section 17, during the lifetime of a Participant, an Option shall be exercisable only by the Participant. The grant of an Option shall impose no obligation on a Participant to exercise the Option.

     (e) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Option until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9(b).

     (f) Limitation on Exercise. An Option may not be exercised, and no shares of Common Stock may be issued in connection with an Option, unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available.

7. Vesting; Forfeiture; Termination of Employment and Change in Control.

     The Committee shall specify in the applicable Award Document at or after the time of grant of an Option the vesting, forfeiture and other conditions applicable to the Option and the provisions governing the disposition of an Option in the event of a Participant's termination of employment with the Company or its Subsidiary. In connection with a Participant's termination of employment, the Committee may vary the vesting, exercisability and settlement provisions of an Option relative to the circumstances resulting in such termination of employment. The Committee shall have the discretion to accelerate the vesting or exercisability of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Option. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, payment or lapse of restrictions applicable to an Option, which effect may be specified in the applicable Award Document or determined at a subsequent time.

8. Tax Withholding.

     The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Option to remit to the Company, prior to such payment, an amount sufficient to satisfy any minimum required Federal, state or local tax withholding requirements. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made pursuant to or in connection with any Option any Federal, state or local taxes required to be withheld with respect to such payments. In addition, the Company may permit any individual to whom an Option has been made to satisfy, in whole or in part, his or her minimum required Federal, state or local tax withholding obligations by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual upon settlement or exercise of such Option or by delivering to the Company shares of Common Stock owned by the individual prior to exercising the option, subject to such rules as the Committee may establish from time to time.

9. No Restriction on Right of Company to Effect Corporate Changes.

     (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the


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stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under
Section 5(a) above, including the maximum number of shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Options and the number and kind of shares subject to any outstanding Option and the purchase price per share, if any, under any outstanding Option may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Options. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Options shall be subject to the same vesting schedule and restrictions to which the underlying Option is subject. Notwithstanding the foregoing, in the event of a change in control, the Committee expressly reserves the discretion to cancel all outstanding Options, effective as of the date of the change in control, in exchange for a cash payment to be made to each of the Participants within five business days following the change in control in an amount equal to the excess of the fair market value of the Common Stock on the date of the change in control over the exercise price of each such Option, multiplied by the number of shares that are subject to such Option.

10. Application of Funds.

     The proceeds received by the Company from the sale of Common Stock or other securities pursuant to Options will be used for general corporate purposes.

11. Compliance with Section 16(b) of Exchange Act.

     Notwithstanding anything contained in the Plan or any agreement under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a change of control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

12. No Right to Employment; No Right to Subsequent Grants.

     No person shall have any claim or right to receive grants of Options under the Plan. Neither the Plan, the grant of Options under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time.

13. Options to Individuals Subject to Non-U.S. Jurisdictions.

     To the extent that Options under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax


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laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Options granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Option not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

14. Term of the Plan.

     Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth anniversary of the Effective Date provided for in Section 15, except with respect to Options then outstanding.

15. Effective Date.

     The Plan shall become effective on the Effective Date, subject to approval thereof by the Company's stockholders, and shall remain in effect until it has been terminated pursuant to Section 16. If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect.

16. Amendment and Termination.

     Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no amendment which (i) increases the limits set forth in Section 5(c), (ii) allows for grants of Options at an exercise price less than Fair Market Value at the date of grant or (iii) amends the last sentence of Section 6(a) in a manner that would permit a reduction in the exercise price of Options (or options granted under another plan of the Company), under circumstances other than those stated in such sentence, shall be effective without stockholder approval. Notwithstanding any provision to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Option to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and Federal laws.

17. Non-transferability.

     Unless the Committee determines otherwise, no Option shall be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Option (other than an Incentive Stock Option) for no consideration to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee may in its discretion permit transfers of Options other than those contemplated by this Section 17.

18. Governing Law.

     The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the state of New York and without giving effect to principles of conflicts of laws.


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